Exhibit 99.2

Presented by Tom Leonard, CEO May 15, 2018 Universal Hospital Services Q1 Earnings Teleconference

Forward Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the SEC, which can be accessed at www.UHS.com under “Investors.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix.

CEO remarks

Financial Review

Selected Financial Data Note: Numbers referenced in the % Chg column are favorable when positive and unfavorable when negative. This applies to all slides reflected herein. Refer to Appendix for reconciliation of Adjusted EBITDA and Accrual CAPEX. (In millions) LTM 2018 2017 % Chg 2018 Equipment Solutions 62.4 $ 60.7 $ 2.9% 232.0 $ Clinical Engineering 39.7 33.3 19.2% 143.6 On-Site Managed Services 40.2 36.7 9.6% 150.9 Consolidated Revenues 142.4 $ 130.7 $ 9.0% 526.5 $ Gross Margin 51.5 45.8 12.5% 177.5 % of Revenue 36.2% 35.0% 33.7% Adjusted SG&A 28.2 28.8 2.0% 103.6 % of Revenue 19.8% 22.1% 19.8% Adjusted EBIT(A) 23.3 16.9 37.7% 73.5 Depreciation 16.6 17.9 69.4 Adjusted EBITDA 39.9 $ 34.8 $ 14.5% 142.9 $ % of Revenue 28.0% 26.6% 27.1% Accrual CAPEX 8.9 5.1 53.9 Adjusted EBITDA - Accrual CAPEX 31.0 $ 29.7 $ 4.2% 89.0 $ 1st Quarter

Capital Structure/Liquidity (In millions) 2018 Credit Facility 235.0 $ Borrowing Base 169.2 Borrowings/LOC 66.6 Available Liquidity 102.6 $ Memo Revolver maturity - May 2020 Original and Add-on Notes maturity -August 2020 Liquidity Remains Strong Liquidity (In millions) 3/31/2018 12/31/2017 Original Notes - 7.625% 425.0 425.0 Add-on Notes - 7.625% 220.0 220.0 Credit Facility 61.8 40.2 Consolidated Capital Leases 17.4 18.1 Subtotal Debt 724.2 703.3 Add: Accrued Interest 6.5 18.7 Total Debt and Interest 730.7 722.0 Memo LTM Adjusted EBITDA 142.9 $ 137.8 $ Leverage* 5.1 5.2 *Excludes unamortized bond premium of $5.2 and $5.7 for 2018 and 2017. Excludes deferred financing costs of $5.2M and $5.8M for 2018 and 2017. Capital Structure

Street Guidance for 2018 (In millions) 2017 Actual 2018 Guidance Adjusted EBITDA $137.0 $145 - $150 Accrual CAPEX $50 $45 - $55 Year-end Leverage 5.3x 4.7x – 5.0x

Appendix EBITDA Reconciliation 2018 & 2017 SG&A Reconciliation Accrual CAPEX Reconciliation

EBITDA Reconciliation Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and excludes non-cash share-based compensation expense, management, board and other non-recurring gain, expenses, or loss. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company’s ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals (“GAAP”) and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management’s discretionary use. A reconciliation of consolidated net income (loss) to EBITDA and Adjusted EBITDA is included below. (In millions) LTM 2018 2017 2018 Net income (loss) attributable to UHS 4.7 $ (2.0) $ 15.4 $ Interest expense 13.5 13.5 53.8 Provision for income taxes 0.3 0.2 (17.1) Depreciation and amortization 19.0 20.9 78.4 EBITDA 37.5 32.6 130.5 Management, board & other 1.7 1.4 9.4 Stock expense 0.7 0.8 3.0 Adjusted EBITDA 39.9 $ 34.8 $ 142.9 $ 1st Quarter

SG&A Reconciliation (In millions) LTM 2018 2017 2018 SG&A per GAAP to Adjusted SG&A SG&A per GAAP 33.0 34.0 125.0 Management, board, & other (1.7) (1.4) (9.4) Stock expense (0.7) (0.8) (3.0) Amortization (2.5) (3.0) (9.0) Adjusted SG&A 28.2 $ 28.8 $ 103.6 $ 1st Quarter

Accrual CAPEX Reconciliation

Thank you.